UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2010, Seth V. Hetherington, M.D., SVP, Clinical and Regulatory Affairs at Icagen, Inc. (the “Company”), gave the Company notice of his intention to leave the Company at the end of 2010. Following his departure, Greg C. Rigdon, Ph.D., the Company’s Vice President, New Product Development, will assume leadership responsibility for the Company’s clinical development efforts.

A copy of the Company’s press release concerning these management changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 20, 2010, the Company provided an update on its sodium channel program for pain and related disorders, which is being conducted in collaboration with Pfizer Inc. As previously reported, Pfizer and the Company recently selected a candidate compound to advance into further clinical studies. Dosing of this candidate compound has now been initiated in a Phase I study in healthy volunteers.

A copy of the Company’s press release concerning its sodium channel program is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Richard D. Katz
Date: December 21, 2010		Richard D. Katz
Executive Vice President, Finance and Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Icagen Announces Management Changes”
99.2	Press Release entitled “Icagen and Pfizer Initiate Phase I Trial in Nav1.7 Program”